                                                                    Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 or our McLeod USA Incorporated reports dated January 27, 1999 (except with respect to the matter discussed in Note 16, as to which the date is March 5, 1999) and to all references to our Firm included in or made a part of this Registration Statement.

                                          Arthur Andersen LLP

Chicago, Illinois
April 16, 1999